

<ARTICLE>                               5
<CIK>                                   0000075448
<NAME>                                  NSTOR TECHNOLOGIES, INC.
<MULTIPLIER>                                                     1,000

<PERIOD-TYPE>                           12-MOS
<FISCAL-YEAR-END>                       DEC-31-1999
<PERIOD-END>                            DEC-31-1999
<CASH>                                                             673 <F1>
<SECURITIES>                                                         0
<RECEIVABLES>                                                    8,930
<ALLOWANCES>                                                    (1,604)
<INVENTORY>                                                      6,288
<CURRENT-ASSETS>                                                15,901
<PP&E>                                                          22,252 <F2>
<DEPRECIATION>                                                  (4,243)<F3>
<TOTAL-ASSETS>                                                  34,041
<CURRENT-LIABILITIES>                                           16,338
<BONDS>                                                              0
<PREFERRED-MANDATORY>                                                0
<PREFERRED>                                                          0 <F4>
<COMMON>                                                         1,331
<OTHER-SE>                                                       4,942
<TOTAL-LIABILITY-AND-EQUITY>                                    34,041
<SALES>                                                         41,089
<TOTAL-REVENUES>                                                41,402
<CGS>                                                           31,326
<TOTAL-COSTS>                                                   22,909
<OTHER-EXPENSES>                                                 3,355 <F5>
<LOSS-PROVISION>                                                     0
<INTEREST-EXPENSE>                                               2,051
<INCOME-PRETAX>                                                (18,239)
<INCOME-TAX>                                                         0
<INCOME-CONTINUING>                                            (18,239)
<DISCONTINUED>                                                       0
<EXTRAORDINARY>                                                   (465)
<CHANGES>                                                            0
<NET-INCOME>                                                   (18,704)<F6>
<EPS-BASIC>                                                      (0.89)
<EPS-DILUTED>                                                    (0.89)

<F1> Cash includes restricted cash of $23
<F2>PP&E includes $15,844 of goodwill and other intangible assets.
<F3>Accumulated depreciation includes $1,311 of accumulated amortization on goodwill and other intangible assets.
<F4>Preferred stock issued and outstading as of 12/31/99 includes the following:
  Series A Convertible Preferred Stock - 1,667 shares; Series C Convertible Preferred Stock - 3,000 shares; Series D Convertible Preferred Stock - 2,700 shares; Series E Convertible Preferred Stock - 3,500 shares; Series F Convertible Preferred Stock - 4,054 shares.
<F5>Other expenses include depreciation and amortization.
<F6>Net loss does not include $1,234 of dividends on preferred stock.
  Net loss applicable to common stock is $19,938.


